UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 14, 2016 (March 8, 2016)
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VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
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British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West, Laurel, Quebec, Canada H7L 4A8
(Address of principal executive offices) (Zip Code)

(514) 744-6792
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On March 8, 2016, Anders O. Lonner resigned from the board of directors (the “Board”) of Valeant Pharmaceuticals International, Inc. (the “Company”) due to other priorities and personal commitments, effective on that date.  Dr. Lonner resigned as a director of the Company and as a member of the Board’s Talent and Compensation Committee.  Dr. Lonner’s resignation from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)  On March 8, 2016, the Board increased the number of directors of the Board from twelve to fourteen and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Dr. Fred Eshelman, Mr. Stephen Fraidin and Mr. Thomas W. Ross, Sr. as directors of the Board.  The term for each of Dr. Eshelman, Mr. Fraidin and Mr. Ross, commenced effective March 8, 2016 and will expire at the Company’s 2016 annual shareholder meeting or upon his prior death or resignation, retirement or removal from the Board, whichever is earliest.  The Board has not determined on which committees, if any, Dr. Eshelman, Mr. Fraidin and Mr. Ross will serve.

Fred Eshelman is a 35-year veteran of the pharmaceutical industry and is the founder and former Chief Executive Officer and Executive Chairman of Pharmaceutical Product Development, Inc. (formerly NASDAQ: PPDI). Dr. Eshelman was also the founding chairman of Furiex Pharmaceuticals, Inc., a drug development company that collaborated with pharmaceutical and biotechnology companies to increase the value of their drug candidates by applying an accelerated approach to drug development.

Stephen Fraidin is widely recognized as one of the leading M&A lawyers in the United States, having worked in the industry for more than 40 years.  He is currently Vice Chairman at Pershing Square Capital Management, L.P. (“Pershing Square”).

Thomas W. Ross served as President of the University of North Carolina from 2011 to 2016.  Before that, he served as a North Carolina Superior Court judge for 17 years.

Dr. Eshelman and Mr. Ross each will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices, as described under the heading “Director Compensation” in our Management Proxy Circular and Proxy Statement filed with the Securities and Exchange Commission on April 9, 2015.  Mr. Fraidin has waived compensation for his service as a director of the Company.  There are no arrangements or understandings between any of Dr. Eshelman, Mr. Fraidin and Mr. Ross and any other persons pursuant to which such directors were selected, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding any of Dr. Eshelman, Mr. Fraidin and Mr. Ross that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release, dated March 9, 2016 announcing the resignation of Dr. Lonner and the appointment of Dr. Eshelman, Mr. Fraidin and Mr. Ross to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with Mr. Fraidin’s election to the Board, the Company has entered into a letter agreement with Pershing Square pursuant to which Pershing Square has agreed to maintain the confidentiality of any Company information received by Pershing Square in connection with Mr. Fraidin’s directorship.  A copy of such letter agreement is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release of Valeant Pharmaceuticals International, Inc., dated March 9, 2016
	99.2	Letter Agreement, dated as of March 8, 2016, between Valeant Pharmaceuticals International, Inc. and Pershing Square Capital Management, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 14, 2016

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert R. Chai-Onn
Robert R. Chai-Onn
Executive Vice President, General Counsel and Chief Legal Counsel, Head of Corporate Business Development

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Valeant Pharmaceuticals International, Inc., dated March 9, 2016
99.2	Letter Agreement, dated as of March 8, 2016, between Valeant Pharmaceuticals International, Inc. and Pershing Square Capital Management, L.P.